UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2025, Aptevo Therapeutics Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. On its Quarterly Report for the quarterly period ended March 31, 2025, the Company reported stockholders’ deficit of $1,473,000, and, as a result, does not currently satisfy Nasdaq Listing Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. Nasdaq’s letter provides the Company 45 calendar days, or until July 7, 2025, to submit a plan to regain compliance. If the plan is accepted, the Company can be granted up to 180 calendar days from May 22, 2025 (or until November 18, 2025), to evidence compliance. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq staff. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before an independent panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to a panel, that such appeal would be successful.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company intends to submit the compliance plan by the Nasdaq deadline. However, there can be no assurance that the Company’s compliance plan will be accepted by Nasdaq, that it be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

Item 8.01 Other Events.

Filing of Prospectus Supplement

On May 22, 2025, the Company filed with the Securities and Exchange Commission (the “SEC’) a prospectus supplement (the “Prospectus Supplement”) under the Company’s effective registration statement on Form S-3 (the “Registration Statement”) (File No. 333-284969), relating to the offer and sale of the Company’s shares of common stock, par value $0.001 per share (“Common Stock”), from time to time having an aggregate offering price of up to $3,015,515 (the “Shares”), under its existing At The Market Offering Agreement, dated April 28, 2025 (the “Sales Agreement”), with Roth Capital Partners, LLC., as sales agent, which further amends and supplements the Company’s prospectus supplement filed with the SEC on April 28, 2025 and accompanying base prospectus (the “Original Prospectus”), as amended and supplemented by the Company’s prospectus supplement filed with the SEC on April 29, 2025 (the “April 29 Prospectus Supplement” and collectively with the Original Prospectus and the Prospectus Supplement, the “Prospectus”).

As of the date of the Prospectus Supplement, the Company had issued and sold 7,989,040 shares of Common Stock pursuant to the Sales Agreement, the Original Prospectus and the Original Prospectus, as amended and supplemented by the April 29 Prospectus Supplement, for aggregate gross sale proceeds of $3,349,104.

Paul Hastings LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The offering of the Shares has been registered pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Shares described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Press Release announcing Prospective Reverse Split

On May 22, 2025, the Company issued a press release announcing a prospective 1-for-20 reverse stock split of its outstanding shares of Common Stock. The reverse stock split is expected to become effective on May 23, 2025, at 5:01 p.m. Eastern Time (the “Effective Time”), with shares expected to begin trading on The Nasdaq Capital Market, on a split-adjusted basis, at market open on May 27, 2025. In connection with the reverse stock split, every 20 shares of Common Stock issued and outstanding as of the Effective Time will be automatically converted into one share of Common Stock. No change will be made to the trading symbol for the Common Stock, “APVO,” in connection with the reverse stock split.

A copy of the press release announcing the reverse stock split is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
5.1	Opinion of Paul Hastings, LLP.
23.1	Consent of Paul Hastings, LLP (contained in Exhibit 5.1).
99.1	Press release of Aptevo Therapeutics Inc. dated May 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	May 22, 2025	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer